Exhibit 1.1

WEBZEN INC.

and

J.P. MORGAN SECURITIES INC.

8,700,000 American Depositary Shares

representing 870,000 shares of Common Stock

(par value Won 500 per share)

UNDERWRITING AGREEMENT

Dated                 , 2003

WEBZEN INC.

8,700,000 American Depositary Shares

representing an aggregate of 870,000 shares of Common Stock

Underwriting Agreement

December             , 2003

J.P. Morgan Securities Inc.

As Representative of the

several Underwriters listed

in Schedule 1 hereto

c/o J.P. Morgan Securities Inc.

277 Park Avenue

New York, New York 10172

Ladies and Gentlemen:

Webzen Inc. (the “Company”), a company incorporated in The Republic of Korea (“Korea”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), an aggregate of 8,700,000 American Depositary Shares (the “Underwritten ADSs”), representing the right to receive an aggregate of 870,000 shares (the “Underwritten Shares”) of the Company’s common shares, par value Won 500 per share (“Common Stock”) and, at the option of the Underwriters, up to an additional 1,305,000 American Depositary Shares (the “Option ADSs”) representing the right to receive an aggregate of 130,500 shares of Common Stock (the “Option Shares”). The Underwritten ADSs and the Option ADSs are herein referred to as the “ADSs” and the Underwritten Shares and the Option Shares are herein referred to as the “Shares”. The shares of Common Stock of the Company to be outstanding after giving effect to the sale of the Shares are herein referred to as the “Stock”. The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”) to be dated as of              among the Company, JPMorgan Chase Bank, as Depositary (the “Depositary”), and the holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs. Each ADS will initially represent the right to receive one-tenth of a share of Common Stock deposited pursuant to the Deposit Agreement. The Shares in respect of the ADSs to be delivered on the Closing Date or the Additional Closing Date (each as hereinafter defined) are to be deposited with the Depositary prior to the Closing Date or the Additional Closing Date, as the case may be, against issuance of ADRs evidencing such ADSs.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the ADSs, as follows:

1.    Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-            ) including a prospectus, relating to the Shares. Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430A Information, and the term “Prospectus” means the prospectus in the form first used to confirm sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

2.    Purchase of the ADSs by the Underwriters. (a) The Company agrees to issue the Shares and sell the ADSs to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of Underwritten ADSs set forth opposite such Underwriter’s name in Schedule 1 hereto at an initial public offering price of US$             per ADS (the “Offering Price”) less the amount of underwriting discounts and commissions per ADS set forth in Section 2(c).

In addition, the Company agrees to issue the Option Shares and sell the Option ADSs to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option ADSs at the Offering Price less the amount of underwriting discounts and commissions per ADS set forth in Section 2(c).

If any Option ADSs are to be purchased, the number of Option ADSs to be purchased by each Underwriter shall be the number of Option ADSs which bears the same ratio to the aggregate number of Option ADSs being purchased as the number of Underwritten ADSs set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 9 hereof) bears to the aggregate number of Underwritten ADSs being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional ADSs as the Representative in its sole discretion shall make.

The Underwriters may exercise the option to purchase the Option ADSs at any time (but not more than once) on or before the thirtieth day following the date of this Agreement, by written notice from the Representative to the Company. Such notice shall set forth the aggregate number of Option ADSs as to which the option is being exercised and the date and time when the Option ADSs are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b)    The Company understands that the Underwriters intend to make a public offering of the ADSs as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the ADSs on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell ADSs to or through any affiliate of an Underwriter and that any such affiliate may offer and sell ADSs purchased by it to or through any Underwriter.

(c)    Payment for the aggregate Offering Price of the ADSs shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representative, in the case of the Underwritten ADSs, immediately prior to 12:00 a.m. midnight (Seoul time), 10:00 a.m. (New York City time) on                  , 2003, or at such other time or place on the same or such other date, not later than 11:59 p.m. (Seoul time), 9:59 a.m. (New York City time) the fifth business day thereafter, as the Representative and the Company may agree upon in writing or, in the case of the Option ADSs, on the date and at the time and place specified by the Representative in the written notice of the Underwriters’ election to purchase such ADSs. The time and date of such payment for the Underwritten ADSs is referred to herein as the “Closing Date” and the time and date for such payment for the Option ADSs, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

The Company will pay, or cause to be paid, to the Representative for the respective accounts of the several Underwriters, the underwriting discounts and commissions in an amount equal to US$             per ADS for the ADSs to be purchased by such Underwriters hereunder on the Closing Date or the Additional Closing Date, as the case may be. Payment of such underwriting discounts and commissions shall be made by wire transfer of immediately available funds to the account designated by the Representative on the Closing Date or the Additional Closing Date.

(d)    The Underwritten ADSs and the Option ADSs to be purchased by each Underwriter, in such form and denominations and registered in such names as the Representative shall request in writing not later than forty-eight hours prior to the Closing Date or the Additional Closing Date, as the case may be, shall be delivered by or on behalf of the Company to the Representative for the respective accounts of such Underwriters, upon payment by such Underwriters pursuant to the Section 2(c) hereof.

3.    Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a)    Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus.

(b)    Registration Statement and Prospectus. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, if applicable, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the applicable filing date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(c)    ADS Registration Statement. A registration statement on Form F-6 (File No. 333-            ) has been filed with the Commission; such registration statement in the form previously delivered to the Representative has been declared effective by the Commission in such form (such registration statement, as amended at the time it became effective, being hereinafter called the “ADS Registration Statement”); no stop order suspending the effectiveness of the ADS Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or threatened by the Commission; as of the applicable effective date of the ADS Registration Statement and any amendment thereto, if applicable, the ADS Registration Statement complied or will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein and or necessary in order to make the statements therein not misleading.

(d)    Financial Statements. The audited non-consolidated annual financial statements, the unaudited consolidated interim financial statements, and the related notes thereto included in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), as applicable, and present fairly the financial position of the Company and, to the extent applicable, its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby; the other financial information included in the Registration Statement and the Prospectus presents fairly the information shown thereby.

(e)    No Material Adverse Change. Except as set forth in the Prospectus, since the date of the most recent audited financial statements of the Company included in the Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any change, or any development involving a prospective change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case, where such change, transaction, agreement, liability, obligation, loss or interference would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(f)    Organization. The Company and each of its subsidiaries listed in Schedule 2 have been duly organized and are validly existing under the laws of their respective jurisdictions of organization, are duly qualified to do business in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

(g)    Capitalization. The Company has an authorized capitalization as set forth in the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options, except as set forth in the Prospectus under the headings “Description of capital stock” and “Management”; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; and the Company owns approximately the percentage of the capital stock of each such subsidiary set out in Schedule 2, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(h)    Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby has been duly and validly taken.

(i)    Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(j)    Deposit Agreement. The Deposit Agreement has been duly authorized, and when executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Depositary, will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(k)    The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered against payment therefor as provided herein, such Shares will be duly and validly issued and will be fully paid and nonassessable and will conform to the descriptions thereof in the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights; all of the issued and outstanding Common Stock (including the Shares to be issued) has been or will be listed and admitted for trading on the KOSDAQ Stock Market, Inc. (the “KOSDAQ”).

(l)    The ADSs. The Shares may be freely deposited by the Company with the custodian pursuant to the Deposit Agreement. Upon the due issuance by the Depositary of ADRs evidencing ADSs, such ADRs will be duly and validly issued under the Deposit Agreement and persons in whose names such ADRs are registered will be entitled to the rights of registered holders of ADRs specified therein and in the Deposit Agreement; and the Deposit Agreement and ADSs will conform in all material respects to the description thereof contained in the Prospectus.

(m)    Absence of Transfer Restrictions. The Shares and ADSs, when issued, are freely transferable by the Company to or for the account of the several Underwriters and are freely transferable by the several Underwriters to the initial purchasers thereof under the laws of Korea except as described in the Prospectus.

(n)    Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

(o)    Legality and Enforceability of the Transaction Documents. Each of this Agreement, the Deposit Agreement and the ADRs evidencing the ADSs is in proper form under the laws of Korea to be enforced against the Company and the certificates for the Shares are in proper form to be legal and valid under the laws of Korea, and to ensure the legality, validity, enforceability or admissibility into evidence in Korea of this Agreement, the Deposit Agreement, the ADRs and the Shares, it is not necessary that this Agreement, the Deposit Agreement, the ADRs, the Shares or any other document be filed or recorded with any court or other authority in Korea or that any Korean stamp or similar tax be paid by the Underwriters or purchasers therefrom on or in respect of this Agreement, the Deposit Agreement, the ADRs, the Shares or any other document to be furnished hereunder or thereunder.

(p)    No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its articles of incorporation or other organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(q)    No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance of the Shares, the deposit of the Shares with the Depositary against issuance of the ADRs evidencing the ADSs, the sale by the Company of the ADSs and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the articles of incorporation or other organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, in the clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(r)    No Consents Required. Except as described in the Prospectus, no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance of the Shares, the deposit of the Shares with the Depositary against issuance of the ADRs evidencing the ADSs, the sale by the Company of the ADSs and the consummation of the transactions contemplated by the Transaction Documents, except for (i) the registration of the Shares and the ADSs under the Securities Act, (ii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares and the ADSs by the Underwriters, (iii) the filing of a report with the Ministry of Finance and Economy of Korea in connection with the issuance of the ADSs, which has been made and is in full force and effect and (iv) the registration of the issuance of the Shares with the Registry Offices of the competent Korean courts having jurisdiction over the Company which is required to be made within two weeks from the issue of the Shares.

(s)    Legal Proceedings. Except as described in the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents; no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no pending or threatened legal, governmental or regulatory actions, suits or proceedings to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be subject that are required under the Securities Act to be described in the Prospectus that are not so described and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed or described.

(t) Independent Accountants. Samil Accounting Corporation, the Korean member firm of PricewaterhouseCoopers, who certified certain financial statements of the Company and its subsidiaries and provided a “comfort letter” with respect to the financial data of the Company and its subsidiaries, are independent public accountants with respect to the Company and its subsidiaries as required by the Securities Act.

(u)    Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(v)    Title to Intellectual Property. The Company and its subsidiaries own, are licensed or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, “Intellectual Property”) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others except those that (i) do not materially interfere with the use made and proposed to be made of such Intellectual Property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(w)    No Undisclosed Relationships. Except as described in the Prospectus, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus that is not so described.

(x)    Investment Company Act. The Company is not and, after giving effect to the issuance of the Shares and the offering and sale of the ADSs and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).

(y)    Absence of Stamp and Other Taxes. Except as set forth in the Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of Korea (other than any Korean tax payable by any Underwriter by reason of the fact that such Underwriter’s income generally is subject to tax in Korea) in connection with the (i) deposit with the Depositary of Shares against the issuance of ADRs evidencing ADSs, (ii) sale and delivery of the ADSs to or for the respective accounts of the Underwriters, (iii) the execution and delivery of this Agreement or any other Transaction Document or (iv) the sale and delivery outside Korea by the Underwriters of the ADSs to the initial purchasers thereof in the manner contemplated herein, except stamp taxes, nominal in amount, due upon the execution in Korea of each copy of certain documents related to the foregoing transactions.

(z)    Taxes. The Company has paid all taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its respective properties or assets.

(aa)    Passive Foreign Investment Company. The Company believes that it will not be considered a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, for the calendar year 2003.

(bb)    Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(cc)    No Labor Disputes. No material labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened.

(dd)    Accounting Controls. The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee)    No Restrictions on Subsidiaries. Except as described in the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(ff)    No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the ADSs.

(gg)    No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance of the Shares or the sale of the ADSs.

(hh)    No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares or the ADSs in violation of the Exchange Act or the applicable Korean laws.

(ii)    Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(jj)    Payments. Except as described in the Registration Statement and the Prospectus or this Agreement, all amounts payable by the Company in respect of the ADRs evidencing the ADSs or the underlying Shares shall be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied by Korea or any authority thereof or therein nor are any taxes imposed in Korea on, or by virtue of the execution or delivery of, such documents.

(kk)    Dividends and Distributions. Other than as described in the Registration Statement and the Prospectus, no governmental approvals are currently required in Korea in order for the Company to pay cash dividends or other distributions declared by the Company to holders of Common Stock, including the Depositary or its nominee, or for the conversion by the Depositary of any cash dividends paid in Won to U.S. dollars or the repatriation thereof out of Korea and no other withholding or other taxes under the laws and regulations of Korea will be imposed in connection with the declaration and payment by the Company of dividends and other distributions in respect of shares of its capital stock.

4.    Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a)    Effectiveness of the Registration Statement. The Company will use its reasonable best efforts to cause the Registration Statement and the ADS Registration Statement to become effective at the earliest possible time and, if required, will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act and the Company will furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request.

(b)    Delivery of Copies. The Company will deliver, without charge, (i) to the Representative, four signed copies of each of the Registration Statement and the ADS Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (ii) to each Underwriter (A) a conformed copy of each of the Registration Statement and the ADS Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto) as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the ADSs as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales of the ADSs by any Underwriter or dealer.

(c)    Amendments or Supplements. Before filing any amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Representative reasonably objects.

(d)    Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) when the Registration Statement and the ADS Registration Statement has become effective; (ii) when any amendment to the Registration Statement or the ADS Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or the ADS Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or the ADS Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares or the ADSs for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement or the ADS Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Shares or the ADSs and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)    Ongoing Compliance of the Prospectus. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters in such quantities as the Representative may reasonably request and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law; provided that if such amendment or supplement occurs after 180 days from the date of the Prospectus, any costs incurred in connection with such amendment or supplement shall be borne by the Underwriters.

(f)    Blue Sky Compliance. The Company will qualify the Shares and the ADSs for offer and sale under the securities of such jurisdictions, including Singapore and Canada, as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the ADSs.

(g)    Earning Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)    Clear Market. For a period of 180 days after the date of the Prospectus, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any (x) shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or (y) depositary receipt evidencing shares of Stock or securities convertible into or exercisable or exchangeable for Stock (or the right to receive such shares or securities) or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representative, other than (i) the ADSs to be sold hereunder (and the Shares in respect thereof) and (ii) any shares of Stock of the Company issued upon the exercise of options granted under existing employee stock option plans or sale of securities to members of the Company’s employee stock ownership association or on issuance of such securities to the Company’s officers, directors or employees.

(i)    Use of Proceeds. The Company will apply the net proceeds from the sale of the ADSs as described in the Prospectus under the heading “Use of Proceeds”.

(j)    No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares or the ADSs.

(k)    Exchange Listing. The Company will use its best efforts to list for quotation the ADSs on the National Association of Securities Dealers Automated Quotations National Market (the “Nasdaq National Market”) and to list, and maintain the listing of, the Shares on the KOSDAQ.

(l)    Reports. For a period of five years from the date hereof, the Company will furnish to the Representative, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares and the ADSs, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system or any foreign securities regulatory agency or stock exchange, other than such reports, communications or financial statements that are publicly available.

(m)    The Depositary. The Company will cooperate in procuring from the Depositary on the Closing Date and the Additional Closing Date, if applicable, certificates satisfactory to the Representative evidencing the deposit of the Shares with the custodian in accordance with the Deposit Agreement being so deposited against issuance of ADRs evidencing the ADSs to be delivered, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement.

(n)    Announcements. Between the date hereof and the Closing Date (both dates inclusive), the Company will not, without the prior approval of the Representative (such approval not to be unreasonably withheld), make any official announcement (other than any notices or filings required to be submitted to or filed with the KOSDAQ or the Korean authorities, including the Financial Supervisory Commission and the Ministry of Finance and Economy, pursuant to Korean laws and regulations) which would have an adverse effect on the marketability of the ADSs.

(o)    Investment Company Act. The Company will take such steps as shall be necessary to ensure that, prior to the expiration of three years after the Closing Date, it shall not be required to be registered as an “investment company” under Section 8 of the Investment Company Act; and

(p)    Taxes. The Company will pay or to cause to be paid all Taxes as provided under Section 10(c) hereof.

5.    Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten ADSs on the Closing Date or the Option ADSs on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)    Registration Compliance; No Stop Order. The Registration Statement and the ADS Registration Statement (or if a post-effective amendment to the Registration Statement or the ADS Registration Statement is required to be filed under the Securities Act, such post-effective amendment) shall each have become effective, and the Representative shall have received notice thereof, not later than 5:00 P.M., New York City time, on the date hereof; no order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been timely filed with the Commission under the Securities Act and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b)    Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)    No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the ADSs on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement and the Prospectus.

(d)    Officer’s Certificate. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representative (i) confirming that such officers have carefully reviewed the Registration Statement and the Prospectus and, to the best knowledge of such officers, the representation set forth in Section 3(b) hereof is true and correct, (ii) confirming that the representations and warranties of the Company, other than the representation set out in Section 3(b) in this Agreement, are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or such Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a) and (d) above.

(e)    Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Samil Accounting Corporation, the Korean member firm of PricewaterhouseCoopers, shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(f)    Opinion of U.S. Counsel for the Company. Davis, Polk & Wardwell, United States counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A hereto.

(g)    Opinion of Korean Counsel for the Company. Hanol Law Offices, Korean counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex B hereto.

(h)    Opinion of U.S. Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Paul, Hastings, Janofsky & Walker LLP, United States counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i)    Opinion of Korean Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Shin & Kim, Korean counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)    Opinion of Counsel for the Depositary. Ziegler, Ziegler & Associates LP, United States counsel for the Depositary, shall have furnished to the Representative, at the request of the Depositary, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex C hereto.

(k)    No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority, including the Financial Supervisory Commission and other Korean authorities, that would, as of the

Closing Date or the Additional Closing Date, as the case may be, prevent the issuance of the Shares, the deposit of such Shares with the Depositary against issuance of the ADRs evidencing the ADSs or the sale of such ADSs; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance of the Shares, the deposit of such Shares with the Depositary against issuance of the ADRs evidencing the ADSs or the sale of such ADSs.

(l)    Exchange Listing. The ADSs to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance.

(m)    Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the current officers and directors of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(n)    Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

6.    Indemnification and Contribution.

(a)    Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement or the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below; provided that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased ADSs, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, at or prior to the written confirmation of the sale of the ADSs to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

(b)    Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the seventh paragraph and the eleventh and the twelve paragraphs under the caption “Underwriting”.

(c)    Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)    Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the ADSs or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the ADSs and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the ADSs. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)    Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the ADSs exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)    Non-Exclusive Remedies. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

7.    Effectiveness of Agreement. This Agreement shall become effective upon the later of (i) the execution and delivery hereof by the parties hereto and (ii) receipt by the Company and the Representative of notice of the effectiveness of both the Registration Statement and the ADS Registration Statement (or, if applicable, any post-effective amendment thereto).

8.    Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option ADSs, prior to the Additional Closing Date, if (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the National Association of Securities Dealers, Inc., the Korea Stock Exchange or the KOSDAQ; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market (other than as a result of the maximum and minimum trading price system of the Korea Stock Exchange or the KOSDAQ); (iii) a general moratorium on commercial banking activities in New York City or in Korea shall have been declared by federal, New York State or the Korean authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis involving the United States or Korea, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the ADSs on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement and the Prospectus.

9.    Defaulting Underwriter. (a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the ADSs that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such ADSs by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such ADSs, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such ADSs on such terms. If other persons become obligated or agree to purchase the ADSs of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases ADSs that a defaulting Underwriter agreed but failed to purchase.

(b)    If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of ADSs that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of ADSs to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of ADSs that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of ADSs that such Underwriter agreed to purchase on such date) of the ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)    If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of ADSs that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of ADSs to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase ADSs on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

(d)    Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

10.    Payment of Expenses; Taxes. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares, the ADSs and the ADRs evidencing the

ADSs and any taxes payable in connection with any of the foregoing; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the ADS Registration Statement, the Preliminary Prospectus and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares and the ADSs under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) the cost of preparing stock and ADR certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc.; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; (x) all expenses and application fees related to the listing of the ADSs on the Nasdaq National Market and the Shares on the KOSDAQ; (xi) the fees for depositing the Shares under the Deposit Agreement against issuance of the ADSs; (xii) the fees and expenses (including fees and disbursements of counsel), if any, of the Depositary and any custodian appointed under the Deposit Agreement; (xiii) the fees and expenses of the Authorized Agent (as defined in Section 14); (xiv) all expenses in connection with any offer and sale of the ADSs or Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States; and (xv) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made under this Section.

(b)    If (i) the Company for any reason (other than pursuant to Sections 8 and 9) fails to tender the ADSs for delivery to the Underwriters or (ii) the Underwriters decline to purchase the ADSs for any reason permitted under this Agreement (other than pursuant to Sections 8 and 9), the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

(c)    All payments, expenses or otherwise, to be made by the Company under the Transaction Documents shall be paid free and clear of and without deduction or withholding for or on account of, any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature (including, without limitation, any value added tax, withholding tax or stamp duty), imposed by any governmental agency having jurisdiction over the Company or its properties, and all interests, penalties or similar liabilities with respect thereto (collectively, “Taxes”). If any Taxes are required by law to be deducted or withheld in connection with any of such payments, the Company will increase the amount paid so that the full amount of such payment as agreed herein is received by the Underwriters.

11.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of ADSs from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

12.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the ADSs and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

13.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term

“business day” means any day other than a day on which banks are permitted or required to be closed in New York City or Seoul, Korea; and (c) the term “subsidiary” means the companies listed in Schedule 2.

14.    Miscellaneous.

(a)    Authority of the Representative. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities Inc. on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities Inc. shall be binding upon the Underwriters.

(b)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172 (fax: (+1) 212 622-8358); Attention: Equity Capital Markets. Notices to the Company shall be given to it at Webzen Inc., Daelim Acrotel Building, 6th Floor, 467-6 Dogok-dong, Kangnam-ku, Seoul, Korea 135-971, (fax: (+822) 2057 2568); Attention: General Counsel.

(c)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)    Jurisdiction and Venue; Agent for Service. The Company hereby irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court located in the Borough of Manhattan, The City of New York (each, a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed National Registered Agents, Inc., 875 Avenue of the American, Suite 501, New York, New York, 10001, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such suit, action or proceeding in any New York Court and expressly consents to the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding and waives any other requirements of, or objections to, personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process on the Company.

(g)    Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the

Company and shall continue in full force and effect notwithstanding any judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States dollars.

(h)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

WEBZEN INC.

By:

Name: Title:

Accepted:             , 2003

J.P. MORGAN SECURITIES INC. For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:

Authorized Signatory

SCHEDULE 1

Underwriters	Number of Underwritten ADSs
J.P. Morgan Securities Inc.

Total

Sch1-1

SCHEDULE 2

SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Organization	Company Percentage Ownership
9Webzen Limited	Hong Kong, S.A.R.	49%
Flux Co. Ltd.	Korea	55%

Sch2-1

ANNEX A

[Form of Opinion of U.S. Counsel for the Company]

(i)    Assuming the Underwriting Agreement has been duly authorized, executed and delivered by the Company under the laws of the Republic of Korea (“ROK”), such agreement has been duly executed and delivered by the Company.

(ii)    Assuming that the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and the Company and that each of the Depositary and the Company has full power, authority and legal right to enter into and perform its obligations thereunder, the Deposit Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws relating to or affecting creditors’ rights and to general equity principles; provided, however, that we express no opinion as to Section 16 of the Deposit Agreement.

(iii)    Upon due issuance by the Depositary of the ADRs evidencing the ADSs against the deposit of the Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement assuming that (A) the Shares have been duly authorized and validly issued and are fully paid and non-assessable, and that any preemptive rights with respect to the Shares have been validly waived or exercised and (B) the Shares have been duly deposited, in each case in accordance with all applicable laws and regulations.

(iv)    Under the laws of the State of New York relating to submission to personal jurisdiction, the Company has, pursuant to each of the Underwriting Agreement and the Deposit Agreement, assuming the validity thereof under the laws of the ROK, (A) validly and irrevocably submitted to the personal jurisdiction of any United States federal or state court located in the Borough of Manhattan, The City of New York, in any suit or proceeding arising out of or based on the Underwriting Agreement or the Deposit Agreement; (B) to the extent permitted by applicable law, validly and irrevocably waived any objection to the laying of venue of a proceeding in any such court, to which it may be or become entitled; and (C) validly and irrevocably appointed National Registered Agents, Inc. as its authorized agent for the purpose described in Section 14 of the Underwriting Agreement and Section 19 of the Deposit Agreement.

(v)    (A) The issuance and the deposit of the Shares with the Depositary in accordance with the Deposit Agreement, (B) the issuance of the ADRs and the sale of the ADSs to the Underwriters in accordance with the Underwriting Agreement and (C) the execution and delivery by the Company of, and the performance by the Company of its obligations under the Underwriting Agreement and the Deposit Agreement will not contravene any provision of United States federal or New York State law that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated in the Underwriting Agreement and the Deposit Agreement, except for the securities or Blue Sky laws of the State of New York.

(vi)    No consent, approval or authorization of, or registration or qualification with, any governmental agency or body under the laws of the State of New York or the federal laws of the United States that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated in the Underwriting Agreement is required for (A) the issuance and the deposit of the Shares with the Depositary in accordance with the Deposit Agreement, (B) the issuance of the ADRs and the sale of the ADSs to the Underwriters in accordance with the Underwriting Agreement and (C) the execution and delivery by the Company of, and the performance by the Company of its obligations under the Underwriting Agreement and the Deposit Agreement, except such as have been obtained or made and such as may be required under the securities or Blue Sky laws of the State of New York.

(vii)    The Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

A-1

ANNEX B

[Form of Opinion of Korean Counsel to the Company]

(a)    The Company and each of its subsidiaries have been duly organized and are validly existing under the laws of their respective jurisdictions of organization, are duly qualified to do business in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

(b)    The Company has an authorized capitalization as set forth in the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and the Company directly owns approximately the percentage of the issued and outstanding capital stock of each subsidiary set out in Schedule 2.

(c)    The shares may be freely deposited with the Depositary against issuance of ADRs evidencing ADSs. The Shares and ADSs are freely transferable by the Company to or for the account of the several Underwriters and are freely transferable by the several Underwriters to the initial purchasers thereof. There are no restrictions on subsequent transfers of the Shares or ADSs under the laws of Korea.

(d)    The Company has full right, power and authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly taken.

(e)    Each of the Underwriting Agreement and the Deposit Agreement has been duly authorized, executed and delivered by the Company.

(f)    Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

(g)    The indemnification and contribution provisions set forth in Section 6 of this Agreement do not contravene the public policy or laws of Korea.

(h)    The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement and the Deposit Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights; all of the Stock outstanding prior to the issuance of the Shares has been duly listed and admitted for trading on the KOSDAQ; the holders of outstanding Stock of the Company are not entitled to preemptive or other rights to acquire the ADSs in connection with the transactions contemplated hereby or otherwise; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue Stock or any other class of capital stock of the Company, except as set forth in the Prospectus under the caption “Description of capital stock”.

(i)    The ADSs have been duly authorized by the Company and (i) when the ADSs are issued and delivered in accordance with the terms of the Deposit Agreement, the ADSs will be validly issued, fully paid and non-assessable; (ii) the ADSs constitute valid and binding obligations of the Company, enforceable in accordance with their terms; and (iii) the ADSs conform to the descriptions thereof contained in the Prospectus and the Registration Statement under the heading “Description of the American depositary shares”.

(j)    Neither the Company nor any of its subsidiaries is (i) in violation of articles of incorporation or other organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (ii) for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(k)    The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance of the Shares, the deposit of the Shares with the Depositary against issuance of the ADRs evidencing the ADSs, the sale of such ADSs being delivered on the Closing Date or the Additional Closing Date, as the case may be, and compliance by the Company with the terms of, and the consummation of the transactions contemplated by, the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the articles of incorporation or other organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order or regulation of any court or arbitrator or governmental or regulatory authority of Korea except, in the case of clauses (i) and (iii) above, for such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(l)    No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority of Korea is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance of the Shares, the deposit of the Shares with the Depositary against issuance of the ADRs evidencing the ADSs, the sale of such ADSs being delivered on the Closing Date or the Additional Closing Date, as the case may be, and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for: (i) the filing of a report with the Ministry of Finance and Economy of Korea in connection with the issuance of the ADSs, which has been made and is in full force and effect and (ii) the registration of the issuance of the Shares with the Registry Offices of the competent Korean courts having jurisdiction over the Company which is required to be made within two weeks from the issue of the Shares.

(m)    Each of this Agreement, the Deposit Agreement, the ADRs evidencing the ADSs and each other Transaction Document is in proper form under the laws of Korea to be enforced against the Company and certificates for the Shares are in proper form to be legal and valid under the laws of Korea, and to ensure the legality, validity, enforceability or admissibility into evidence in Korea of this Agreement, the Deposit Agreement, the ADRs, the Shares or any other Transaction Document, as the case may be, it is not necessary that this Agreement, the Deposit Agreement, the ADRs, the Shares or any other document be filed or recorded with any court or other authority in Korea or that any Korean stamp or similar tax be paid by the Underwriters or purchasers therefrom on or in respect of this Agreement, the Deposit Agreement, the ADRs, the Shares or any other document to be furnished hereunder or thereunder.

(n)    To the best knowledge of such counsel, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; to the best knowledge of such counsel, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and to the best knowledge of such counsel, there are no pending or threatened legal, governmental or regulatory actions, suits or proceedings to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus that are not so described and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(o)    The descriptions in the Prospectus of Korean statutes, legal, governmental and regulatory proceedings and contracts and other documents are accurate in all material respects; and the statements in the Prospectus under the headings “Risk Factors — Risks related to this offering”, “Risk Factors — Risks relating to our economic and regulatory environment”, “Business — Law and regulations”, “Business — Intellectual Property”, “Management”, “Description of capital stock”, “Korean foreign exchange controls and securities regulations” and “Taxation — Korean taxation” and in the Registration Statement in items 6 and 7, to the extent that they constitute summaries of the terms of stock, matters of Korean law or regulation or legal conclusions, fairly summarize the matters described therein in all material respects.

(p)    Each of the Company and its subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, and neither the Company nor any such subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Registration Statement and the Prospectus; and each of the Company and its subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date of the Prospectus.

(q)    To the best of such counsel’s knowledge after making due inquiry, each of the Company and its subsidiaries owns, possesses or has a license to use the Intellectual Property necessary to conduct its business as presently conducted and as proposed to be conducted; and the Company and its subsidiaries have not received any notice or claim of infringement of or conflict with asserted rights of others with respect to any Intellectual Property, which notice or claim remains in dispute, which is reasonably likely to have a material adverse effect on the current or future consolidated financial position, shareholders’ equity or results of operations of the Company.

(r)    The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as described or referred to in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or its subsidiaries.

(s)    Insofar as matters of Korean law are concerned, the Registration Statement and Prospectus and the filing of the Registration Statement with the Commission have been duly authorized by and on behalf of the Company and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

(t)    The Company’s agreement to the choice of law provisions set forth in Section 14 of this Agreement and Section 19 of the Deposit Agreement will be recognized and enforced by the courts of Korea insofar as the application of New York law is not contrary to the public policy of Korea; the Company can sue and be sued in its own name under the laws of Korea; the irrevocable submission of the Company to the non-exclusive jurisdiction of a New York Court, the waiver by the Company of any objection to the venue of a proceeding of a

New York Court and the agreement of the Company that this Agreement shall be governed by and construed in accordance with the laws of the State of New York are legal, valid and binding; service of process effected in the manner set forth in Section 14 of this Agreement and Section 19 of the Deposit Agreement will be effective, insofar as Korean law is concerned, to confer valid personal jurisdiction over the Company; judgment obtained in a New York Court arising out of or in relation to the obligations of the Company under the Transaction Agreements would be recognized by the courts of Korea, provided that (i) such judgment was finally given by a court having valid jurisdiction, (ii) the Company received service of process otherwise than by publication or responded to the action without being served with process, (iii) such judgment is consistent with the public policy of Korea, and (iv) judgments of the courts of Korea are similarly recognized and enforced under the laws of the jurisdiction in which such judgment has been given.

(u)    The Company is not entitled to any immunity on the basis of sovereignty or otherwise in respect of its obligations under the Transaction Agreements and could not successfully interpose any such immunity as a defense to any suit or action brought or maintained in respect of it obligations under the Transaction Agreements and the waiver by the Company of immunity to jurisdiction (including the waiver of sovereign immunity to which the Company may become entitled subsequent to the date of this Agreement and immunity from set-off or from attachment prior to judgment, from attachment in aid of execution, from execution of a judgment or from any other legal or judicial process) is a valid and binding obligation of the Company under Korean law.

(v)    Under the laws of Korea, each holder of ADRs evidencing ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights as legal owner of the Shares underlying the ADSs through the Depositary or its nominee registered as representative of the beneficial owners of the ADSs in a suit, action or proceeding against the Company.

(w)    All amounts payable with respect to the ADSs may, under the current laws and regulations of Korea, be paid in the lawful currency of such country and may be converted into U.S. dollars that may be freely transferred out of Korea.

(x)    Except as set forth in the Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of Korea or to any political subdivision or taxing authority thereof or therein (other than any Korean tax payable by any Underwriter by reason of the fact that its income generally is subject to tax in Korea) in connection with (i) deposit with the Depositary of Shares against the issuance of ADRs evidencing ADSs, (ii) sale and delivery of the ADSs to or for the respective accounts of the Underwriters, (iii) the execution and delivery of this Agreement or any other Transaction Document or (iv) the sale and delivery outside Korea by the Underwriters of the ADSs to the initial purchasers thereof in the manner contemplated herein, except stamp taxes, nominal in amount, due upon the execution in Korea of each copy of certain documents related to the foregoing transactions.

(y)    There are no provisions of Korean law which will impose reporting duties on the Depositary.

(z)    None of the Underwriters nor the Depositary need be licensed, qualified or entitled to do business in Korea in order to enable the Underwriters to exercise or enforce any of its rights under the Underwriting Agreement in Korea or to enable the Depositary to exercise or enforce any of its rights under the Deposit Agreement in Korea by reason of the entry into and/or the performance of the Transaction Agreements.

(aa)    None of the Underwriters nor the Depositary is or will be deemed to be resident, domiciled, carrying on business or subject to taxation in Korea by reason only of the entry into, performance and/or enforcement of the Transaction Agreements, assuming that none of the Underwriters nor the Depositary, as the case may be, has a permanent establishment in Korea through which any of the foregoing activities are carried on.

(bb)    The Shares and ADSs, when issued, are freely transferable by the Company to, or for the account of the several Underwriters and are freely transferable by the several Underwriters to the initial purchasers under the laws of Korea except as described in the prospectus.

Such counsel shall also state that they have participated in conferences with representatives of the Company and with representatives of its independent accountants and counsel at which conferences the contents of the Registration Statement, the ADS Registration Statement and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel assume no responsibility for the accuracy, completeness or fairness of the Registration Statement, the ADS Registration Statement, the Prospectus and any amendment or supplement thereto (except as expressly provided above), nothing has come to the attention of such counsel to cause such counsel to believe that either the Registration Statement or the ADS Registration Statement, at the time of its respective effective date (including the information, if any, deemed pursuant to Rule 430A to be part of the Registration Statement at the time of effectiveness), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto as of its date and the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial information contained therein, as to which such counsel need express no belief).

In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriters.

The opinion of Hanol Law Offices described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

ANNEX C

[Form of Opinion of Counsel to the Depositary]

(i)    the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and legally binding obligation of the Depositary and is enforceable against the Depositary in accordance with its terms, except insofar as enforceability may be limited by (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally and (b) general principles of equity (whether considered in an action at law or in equity), and

(b)    when ADRs evidencing ADSs are issued in accordance with the Deposit Agreement against the deposit, pursuant to the terms of the Deposit Agreement, of duly authorized, validly issued, fully paid and nonassessable Shares of the Company, the preemptive rights, if any, with respect to which have been validly waived or exercised, such ADRs will be validly issued and will entitle the Holders to the rights specified therein and in the Deposit Agreement. We express no opinion, however, as to the indemnification provisions of the Deposit Agreement.

C-1

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

            , 2003

J.P. MORGAN SECURITIES INC.

As Representative of

the several Underwriters listed in

Schedule I to the Underwriting

Agreement referred to below

c/o J.P. Morgan Securities Inc.

277 Park Avenue

New York, NY 10172

Re:    WEBZEN INC. —Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representative of the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Webzen Inc., a Korean corporation (the “Company”), in connection with the public offering (the “Public Offering”) of American Depositary Shares representing the right to receive shares of common stock of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities Inc. on behalf of the Underwriters, the undersigned will not, during the period ending 180 days after the date of the prospectus relating to the Public Offering (the “Prospectus”), (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any (x) shares of common stock, (Won)500 per share par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (y) depositary receipt evidencing shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (or the right to receive such shares or securities) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of J.P. Morgan Securities Inc. on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

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The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the American Depositary Shares to be sold thereunder, the undersigned shall be released form all obligations under this Letter Agreement.

The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF DIRECTOR / STOCKHOLDER]

By:

Name: Title:

Accepted as of the date

first set forth above:

J.P. MORGAN SECURITIES INC.

Acting on behalf of itself

and the several Underwriters named in

Schedule 1 to the Underwriting Agreement

By: J.P. MORGAN SECURITIES INC.

By:

Name: Title:

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